UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2005

Collegiate Funding Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50846	04-3649118
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10304 Spotsylvania Avenue, Suite 100, Fredericksburg, Virginia		22408
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(540) 374-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2005, the conditions subsequent to the effectiveness of Amendment No. 3 ("Amendment No. 3") to the Credit Agreement, dated as of October 30, 2003 (the "Credit Agreement") among Collegiate Funding Services, Inc. (the "Company"), Collegiate Funding Services, L.L.C., certain subsidiaries of the Company, JPMorgan Chase Bank, N.A., and certain other lenders were satisfied. Upon satisfaction of the conditions subsequent, Amendment No. 3 became effective as of June 30, 2005. The Credit Agreement, together with Amendment No. 1 thereto was filed as Exhibit 10.9 to the Company's registration statement on Form S-1 (Reg. No. 333-114466). Amendment No. 2 to the Credit Agreement was filed as Exhibit 10.9.1 to the Company's registration statement on Form S-1 (Reg. No. 333-114466). Except as amended by Amendment No. 3, the terms of the Credit Agreement, as amended by Amendment No. 1 and Amendment No. 2, remain in effect.

Among other things, Amendment No. 3:

 extends the term of the agreement from July 14, 2005 to October 7, 2005;
 increases the limitation on investments from $5 million to $20 million; and
 increases the limitation on operating leases from $2.5 million to $3.0 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Funding Services, Inc.

July 20, 2005	By:	/s/ J. Barry Morrow

Name: J. Barry Morrow
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.28	Amendment No. 3 dated as of June 30, 2005 to the Credit Agreement among Colleigiate Funding Services, L.L.C., Collegiate Funding Services, Inc., the Subsidiary Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.